EXHIBIT 99.1

FOR IMMEDIATE RELEASE	4714 Gettysburg Road
Mechanicsburg, PA 17055

NYSE Symbol: SEM
Select Medical Holdings Corporation Completes
Acquisition of Regency Hospital Company, L.L.C.
MECHANICSBURG, PENNSYLVANIA — September 1, 2010 — Select Medical Holdings Corporation (NYSE: SEM) today announced that it has completed its previously announced acquisition of Regency Hospital Company, L.L.C.
Select Medical Holdings Corporation is a leading operator of specialty hospitals in the United States. As of June 30, 2010, Select operated 89 long term acute care hospitals and 6 acute medical rehabilitation hospitals in 25 states. Select is also a leading operator of outpatient rehabilitation clinics in the United States, with approximately 953 locations in 36 states and the District of Columbia. Select also provides medical rehabilitation services on a contract basis at nursing homes, hospitals, assisted living and senior care centers, schools and worksites. Information about Select is available at http://www.selectmedicalholdings.com/
Investor inquiries:
Joel T. Veit
Vice President & Treasurer
717/972-1100
ir@selectmedicalcorp.com
Media inquiries:
Carolyn N. Curnane
Vice President, Corporate Communications
610 — 992-7176
ccurnane@selectmedicalcorp.com
SOURCE: Select Medical Holdings Corporation